Exhibit 10.1

Dated

(1)

(2) ALE CORPORATE SERVICES LIMITED

Business Consultancy Agreement

THIS AGREEMENT is made on [    ].

BETWEEN:

(1)

(2)	ALE CORPORATE SERVCIES LIMITED (Company No. 2114512), a company incorporated under the laws of Hong Kong, whose registered office is situated at Unit 1510, 15/F, Tower 1, Silvercord, 30 Canton Road, Tsim Sha Tsui, Hong Kong (“ALECS”).

(and ALECS are collectively referred to as the “Parties”, and each or any one of them is referred to as the “Party”.)

WHEREAS:

(A)	intends to appoint as the exclusive business consultant to provide the consulting Services.

(B)	ALECS has offered and has accepted that ALECS shall provide the Services to subject to and upon the terms and conditions herein contained.

(C)	shall be liable for payment of the Service Fees to ALECS subject to and upon the terms and conditions herein contained.

IT IS HEREBY AGREED between the Parties as follows:

1.	INTERPRETATION

1.1	In this Agreement (including the recitals), the following expressions shall have the following meanings except where the context otherwise requires:

“Commencement Date”	Means [ ]
“Company”	Means , or any other related company nominated by the shareholder of the aforesaid company and accepted by , which is aimed to be listed on any major Stock Exchange in the world.
“Hong Kong Dollar” or “HK$”	Means the lawful currency of Hong Kong at the relevant time.
“Services”	Means the services as set out in the Schedule.
“Service Fees”	Means the service fees as set out in Clause 3.2.
“Stock Exchange”	Means any major Stock Exchange in the world.
1.2	In this Agreement:

(a)	The Schedule(s) to this Agreement shall form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall, unless the context otherwise requires, include such Schedule(s).
(b)	Headings in this Agreement are for convenience and reference only and shall not be construed to have any binding effect and shall be ignored in construction or interpretation of this Agreement.
(c)	Unless the context otherwise requires, words importing the singular include the plural and vice versa; words importing person include bodies corporate or unincorporate; words importing gender include every gender and the neuter gender.
(d)	Unless the contrary intention appears, references to Clause and Schedule are to clause and schedule to or of this Agreement.
(e)	References to a Party shall, where the context permits, include that Party’s respective successors, personal representatives and permitted assigns.

2.	ENGAGEMENT

2.1	hereby agrees to engage ALECS and ALECS hereby agrees to act as Accountancy and Corporate Services Consultant of for the provision of the Services to the Company for [ ] months from [ ] to [ ] subject to and upon the terms and conditions of this Agreement.

2.2	The engagement of ALECS by herein provided shall commence from the Commencement Date and, subject to the terms and conditions hereof, continue for 4 months.

3.	SERVICE FEES

3.1	In consideration of the provision of the Services by ALECS to , shall be liable to pay to ALECS the Service Fees.

3.2	The Service Fee shall be HK$ per month from [ ] to [ ] and shall be billed payable 30 days after the monthly statement.

4.	UNDERTAKINGS

The Company hereby irrecoverably and unconditionally undertakes and covenants that:

(a)	The Company will execute and do and deliver to ALECS all such other documents, acts and things as ALECS may require in order to enable ALECS to provide the Services and to settle the Service Fees.

5.	TERMINATION

5.1	Notwithstanding anything contained herein, this Agreement may be terminated by ALECS by serving one month’s written prior notice to . If there is any material change of circumstances which renders ALECS unable to provide the Services, may terminate this Agreement by serving one month’s written prior notice to ALECS

5.2	For the avoidance of doubt, termination of this Agreement pursuant to the terms and conditions of this Agreement shall not affect or prejudice the liabilities or obligations accrued, arisen or undertaken by the relevant Party. The Parties hereto shall remain liable to all the liabilities or obligations accrued, arisen or undertaken before the termination of this Agreement.

6.	CONFIDENTIALITY

No party to this agreement shall disclose the communication (verbal and written, included but not limited to emails, letters and reports) under this engagement (“Deliverable”) to any other person (except for its subsidiaries, affiliates and professional advisers) without the prior written consent of the other party hereto, unless this Deliverable is required to be disclosed by applicable law or regulations in which case the disclosing party shall, to the extent practicable and permissible by applicable law or regulation, notify the other parties hereto of the proposed disclosure and the reasons therefor.

7.	MISCELLANEOUS PROVISIONS

7.1	Nature of Agreement: Notwithstanding anything contained herein, the Parties agree and declare that it is not the intention of the Parties to create or form a partnership, an agency, a joint venture, an employment or a relation of employer and employee between the Parties, and that nothing in this Agreement shall create or constitute, or be deemed to create or constitute a partnership, an agency, a joint venture, an employment or a relation of employer and employee between the Parties.

7.2	Successors: This Agreement shall be binding on and shall ensure for the benefit of each Party’s successors and permitted assigns and personal representatives (as the case may be).

7.3	Further Assurance: Each Party hereby undertakes to the other that it will do all such acts and things and execute all such deeds and documents as may be necessary to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated, and for the purpose of giving to the other Party the full benefits of all provisions of this Agreement.

7.4	Variation and Amendment: No variation of or amendment to this Agreement shall be valid unless it is in writing and signed by or on behalf of each Party.

7.5	Severability: If any provision of this Agreement is or becomes illegal, invalid, prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction, such illegality, invalidity, prohibition unlawfulness or unenforceability shall, to the extent required by such law, be severed from this Agreement and rendered ineffective so far as is possible without affecting, impairing or modifying the remaining provisions of the Agreement.

7.6	Waiver: No failure or delay by any Party in exercising or enforcing any right, remedy, power or privilege hereunder shall operate as a release or waiver thereof, nor shall any single or partial exercise or enforcement of any right, remedy, power and privilege preclude any further exercise or enforcement thereof or the exercise or enforcement of any other rights, remedy, power or privilege.

7.7	Cumulative Rights: The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers or privileges provided by laws or otherwise.

7.8	Entire Agreement: This Agreement set out the entire agreement and understanding between the Parties in relation to the subject matter of this Agreement and supersedes and cancels in all respects all previous agreements, understandings and undertakings (if any) between the Parties with respect to the subject matter hereof whether written or oral.

7.9	Assignment: This Agreement is personal to ALECS and may not assign, mortgage, charge or sublicense any of their rights hereunder, or sub-contract or otherwise delegate any of these obligations hereunder, except with the written consent of ALECS.

7.10	Time of Essence: Time shall be of the essence of this Agreement.

7.11	Counterparts: This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7.12	Costs and Expenses: Each Party shall bear its own costs, charges and expenses in relation to the negotiations leading up to the subject matter or transaction of this Agreement, and to the negotiations, preparation, execution, performance and completion of this Agreement.

8.	GOVERNING LAW, JURISDICTION AND PROCESS AGENT

8.1	Law: This Agreement shall be governed by and construed in all respects in accordance with the laws of Hong Kong.

8.2	Jurisdiction: Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Hong Kong as regards any claim, matter or proceedings arising under this Agreement but this Agreement may be enforced in any other courts of competent jurisdiction.

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SCHEDULE

SERVICES

1.	Accounting Advisory Services

●	Interview management and accounting team to understand Company’s business, group structure, documentary and money flow to assess the management control efficiency.

●	Review Company’s hardware and software infrastructure to explore continuous improvement opportunity.

●	Interview management to understand the academic and experience of accounting staff to continuously assess if there is enough technical knowledge and adequate segregation of duties to achieve the necessary internal control to avoid fraud.

●	Assist Company to prepare the full set of accounts that compile with Hong Kong Financial Reporting standards.

●	Examine accounting documents to assess if there is adequate documentary supporting.

2.	Hong Kong Tax Filing and Minimization Opportunities

●	Examine Company’s Audited Financial Statements, Profits Tax Returns and Profits Tax Computations up to 7 past years to assess there is no material misstatements; and the tax loss & tax written value brought forward, if any have been or could be agreed by Inland Revenue Department for future profit offset.

●	Understand the Company’s business nature and operation flow to assess if there are any tax minimization opportunities.

●	Examine Company’s Employer’s Returns for past 7 years to see if the salary reported can be reconciled with Company’s salaries claim under profits tax.

●	Propose salaries tax minimization opportunities for Company’s directors and management.

ALE CORPORATE SERVCIES LIMITED

SEALED with the Common Seal of ALE CORPORATE SERVCIES LIMITED in the presence of and SIGNED by its director(s)/ authorized signature(s) duly authorized by resolution of the board of directors) for and on its behalf whose signature(s) is/are verified by/in the presence of:	)
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Signature of witness: _________________________

Name of witness : ____________________________

Executive Page(s)

IN WITNESS whereof the Parties have duly executed this Agreement as a deed the day and year first above written.

SEALED with the Common Seal of in the presence of and SIGNED by its director(s)/authorized signature(s) (duly authorized by resolution of the board of directors) for and on its behalf whose signature(s) is/are verified by/in the presence of:	)
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Signature of witness: _________________________

Name of witness : ____________________________